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                                   EXHIBIT A

(21) SUBSIDIARIES OF THE REGISTRANT

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
                                                      PERCENT OF           JURISDICTION
NAME                                                  OWNERSHIP          OF ORGANIZATION
----                                                  ----------         ---------------
AmeriServ Financial Bank............................    100%       Commonwealth of Pennsylvania
  216 Franklin Street
  P.O. Box 520
  Johnstown, PA 15907
AmeriServ Life Insurance Company....................    100%       State of Arizona
  101 N. First Avenue #2460
  Phoenix, AZ 85003
AmeriServ Trust and Financial Services Company......    100%       Commonwealth of Pennsylvania
  216 Franklin Street
  P.O. Box 520
  Johnstown, PA 15907
AmeriServ Associates, Inc...........................    100%       Commonwealth of Pennsylvania
  120 Regent Court, Suite 102
  State College, PA 16801
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